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FaceIt-Registered Trademark-Development Software              License Agreement



VISIONICS CORPORATION                                             EXHIBIT 10.25


FACEIT-Registered Trademark- DEVELOPER KIT


                               LICENSE AGREEMENT

EFFECTIVE AUGUST 1996
Visionics Corporation
1 Exchange Place
Jersey City, NJ 07302
Phone: (201)332-8213
Email:biz@Faceit.com




                     INNOVATIONS IN RECOGNITION SYSTEMS-TM-


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FaceIt-Registered Trademark-Development Software              License Agreement


         By opening the package and installing the FaceIt-Registered Trademark-Developer Software on your computer, you as "Licensee" agree to be bound by the terms and conditions of this license with Visionics Corporation 1 Exchange Place, Jersey City, NJ 07302 ("Visionics") as licensor. If you do not agree with the terms of this license, do not install the software and return it promptly to Visionics.

1.  LICENSED SOFTWARE

The computer software that is the subject of this license is the FaceIt-Registered Trademark- Developer Software. This software is designed to run on a Personal Computer under Windows 95 or Windows NT operating systems. Included in this software are:

         I) FaceIt.dll and FaceIt.lib: dynamic link libraries (DLL) containing Visionics' face recognition technology in object code form;

         II) Demonstration Applications: using Microsoft Foundation Classes and Microsoft-Registered Trademark- Visual C++ project files including source code as well as compiled object code;

         III) One Static Link Multimedia Library: with source code for reading, writing static images in BMP, GIF, PCX, JPEG and TIFF formats and for using Video For Windows (VFW) and Matrox MIL video capture devices, and for reading AVI movie files; and

         IV)       User Documentation.

As used herein, the software in item (I) above will be referred to as the "DLL Object Code", the software in items (II) and (III) above collectively will be referred to as "Demonstration Source Code", and the DLL Object Code and the Demonstration Source Code will be referred to as the "Licensed Software."

2.  TITLE TO LICENSED SOFTWARE

The Licensed Software is owned by Visionics Corporation 1 Exchange Place, Jersey City, NJ 07302. It is propriety to and contains trade secrets of Visionics. Title to the DLL Object Code including all versions, updates, modifications, maintenance, and derivative work shall at all times be owned by Visionics Corporation. The Demonstration Source Code is copyrighted by and includes trade secrets of Visionics.

The User Documentation is copyrighted by and includes trade secrets of Visionics.

3.  GRANT OF LICENSE

In consideration for the license fee paid by you as provided in Section 5 hereof, you are granted a nontransferable, non-exclusive license to use the DLL Object Code on only one computer at a given time and only for purpose of development and demonstrations. The one computer on which you install the DLL Object Code must be owned or leased by you. Only one application that uses the DLL Object Code can be running on your computer at any given time.


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FaceIt-Registered Trademark-Development Software              License Agreement


In consideration for the license fee paid by you as provided in Section 5 hereof, you are granted a nontransferable, non-exclusive license to modify the Demonstration Source Code and compile it to create custom applications. The object code for such applications shall be governed by the same license and use restrictions as applicable to the DLL Object Code as provided in preceding paragraph.

You are not allowed to distribute the Licensed Software or any part thereof.

You may make one copy of the DLL Object Code for backup purposes only. You are allowed to copy the Demonstration Source Code to create other custom applications as provided herein.

You may not make copies of the User Documentation or transfer the User Documentation to others unless agreed to by Visionics by prior written consent.

You shall not modify, adapt, decompile, reverse engineer or disassemble the DLL Object Code.

4.  LIMITED WARRANTY AND LIMITATION OF LIABILITY

Visionics warrants that the DLL Object Code will perform face recognition tasks to the same level of performance achieved in the compiled "Demonstration Applications", if used in accordance with the instructions in the User Documentation.

Visionics makes no other warranties, express or implied, concerning the Licensed Software, including but not limited to warranties of merchantability or fitness for a particular purpose. Visionics does not warrant that the Licensed Software will meet your requirements or that its operation will be uninterrupted or error free or that program defects will be corrected.

In no event will Visionics or its affiliates be liable for any direct, indirect, consequential, incidental or any other damages (including but not limited to damages for loss of business profits, information, or use) resulting from or relating to the use of the Licensed Software even if Visionics has been advised of the possibility of such damages.

Some states do not allow exclusions or limitations on certain warranties or damages so certain of the above limitations may not be applicable to you.

5.  LICENSE FEE AND PAYMENT

The license fee to be paid by you to Visionics is set forth in the current Visionics Price Sheet. The price does not include any applicable federal, state, county, city or other government sales or use taxes or duties. Any such tax which Visionics is required to collect or pay in connection with this license shall be paid by Licensee.

Payment shall be in U.S. dollars, in the form of corporate check, cashier's check, or money order payable to "Visionics Corporation." Payment must be made in full within thirty (30) days after the date of delivery of the Licensed Software. Invoices for which payment has not been received within thirty (30) days will be assessed a late charge of 1 1/2% percent per month on the unpaid balance.

6.  DELIVERY AND TITLE

Delivery shall be F.O.B. Visionics' facility. Visionics shall select the method of delivery.

Licensee agrees to pay overnight or otherwise expedited delivery fees. Risk of loss shall pass to Licensee at the point of delivery.


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FaceIt-Registered Trademark-Development Software              License Agreement


7.  TERMINATION

This license is effective until terminated. This license will terminate immediately without notice from Visionics if you fail to comply with any provisions of this License. Upon termination, you must destroy the Licensed Software, the User Documentation and all copies thereof and delete the Licensed Software from any computer disks it was installed on. You may terminate this License at any time by destroying the Licensed Software, the User Documentation and all copies thereof and deleting the Licensed Software from any computer disks it was installed on.

8.  GENERAL

         (I) This license Agreement constitutes the entire agreement between Visionics and the Licensee relating to the Licensed Software. Any amendment thereto will not be effective unless it is in writing and is signed by both parties. Nothing in this Agreement shall constitute or shall be deemed to constitute a partnership or joint venture between Visionics and the Licensee.

         (II) The terms and conditions in this Agreement supersede all other terms and conditions in any purchase order or other documents.


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FaceIt is a trademark of Visionics Corporation, Microsoft, Windows 95 and
Windows NT are trademarks of Microsoft Corporation.